EXHIBIT 21

The Sherwin-Williams Company
Subsidiaries

Domestic

Subsidiary                            State of
Incorporation

Contract Transportation Systems Co.                DE
Geocel, LLC                            IN
Omega Specialty Products & Services LLC         OH
Sherwin-Williams Realty Holdings, Inc.         IL
SWIMC, Inc.                            DE
The Sherwin-Williams Acceptance Corporation            NV

Foreign

Country of
Subsidiary                            Incorporation

Becker Acroma Limited                        UK
Compania Sherwin-Williams, S.A. de C.V.             Mexico
Geocel Limited                            UK
Jiangsu Pulanna Coating Co., Ltd.                China
Oy Sherwin-Williams Finland Ab                Finland
Pinturas Condor S.A.                        Ecuador
Pinturas Industriales S.A.                    Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.            Mexico
Przedsiêbiorstwo Altax Sp. z o.o                    Poland
Quetzal Pinturas, S.A. de C.V.                     Mexico
Ronseal (Ireland) Limited                     Ireland
Ronseal Limited                         UK
Sherwin-Williams Argentina I.y C.S.A.                 Argentina
Sherwin-Williams Aruba VBA                    Aruba
Sherwin-Williams Automotive Mexico S. de R.L. de C.V.    Mexico
Sherwin-Williams Balkan S.R.L.                Romania
Sherwin-Williams Bel                        Belarus
Sherwin-Williams (Belize) Limited                Belize
Sherwin-Williams Benelux NV                    Belgium
Sherwin-Williams Canada Inc.                    Canada
Sherwin-Williams (Caribbean) N.V.                Curacao
Sherwin-Williams Cayman Islands Limited            Grand Cayman
Sherwin-Williams Chile S.A.                    Chile
Sherwin-Williams Coatings S.a r.l.                Luxembourg
Sherwin Williams Colombia S.A.S.                Colombia
Sherwin-Williams Czech Republic spol. s r.o            Czech Republic

Sherwin-Williams Denmark A/S                    Denmark
Sherwin-Williams Deutschland GmbH                Germany
Sherwin-Williams do Brasil Industria e Comercio Ltda.        Brazil
Sherwin-Williams France Finishes SAS                France
Sherwin-Williams HK Limited                    Hong Kong
Sherwin-Williams (Ireland) Limited                Ireland
Sherwin-Williams Italy S.r.l.                    Italy
Sherwin-Williams Luxembourg Investment Management Company S.a r.l. Luxembourg
Sherwin-Williams (Malaysia) Sdn. Bhd.                Malaysia
Sherwin-Williams Norway AS                    Norway
Sherwin-Williams Paints India Private Limited            India
Sherwin-Williams Paints Limited Liability Company        Russia
Sherwin-Williams Peru S.R.L.                    Peru
Sherwin-Williams Pinturas de Venezuela S.A.             Venezuela
Sherwin-Williams Poland Sp. z o.o                Poland
Sherwin-Williams Protective & Marine Coatings            UK
Sherwin-Williams (S) Pte. Ltd.                    Singapore
Sherwin-Williams Services (Malaysia) Sdn. Bhd.        Malaysia
Sherwin-Williams (Shanghai) Limited                China
Sherwin-Williams Spain Coatings S.L.                Spain
Sherwin-Williams Sweden AB                    Sweden
Sherwin-Williams (Thailand) Co., Ltd.                Thailand
Sherwin-Williams UK Automotive Limited            UK
Sherwin-Williams Uruguay S.A.         Uruguay
Sherwin-Williams (Vietnam) Limited                Vietnam
Sherwin-Williams VI, LLC                    Virgin Islands
Sherwin-Williams (West Indies) Limited                Jamaica
SWIPCO - Sherwin Williams do Brasil Propriedade
Intelectual Ltda.                    Brazil
The Sherwin-Williams Company Resources Limited         Jamaica
TOB Becker Acroma Ukraine                    Ukraine
UAB Sherwin-Williams Lietuva                    Lithuania
ZAO Sherwin-Williams                        Russia
Zhao Qing Sherwin Williams Coatings Co., Ltd.            China